Exhibit 3.1

DFIICORP/38 RECORD 2011 United States of America State of Wisconsin DEPARTMENT OF FINANCIAL INSTITUTIONS To All to Whom These Presents Shall Come, Greeting: I, RAY ALLEN, Deputy Secretary, Department of Financial Institutions, do hereby certify that the annexed copy has been compared by me with the record on file in the Corporation Section of the Division of Corporate & Consumer Services of this department and that the same is a true copy thereof and the whole of such record; and that I am the legal custodian of said record, and that this certification is in due form. IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the official seal of the Department. RAY ALLEN, Deputy Secretary Department of Financial Institutions DATE: AUG 3 0 2011 BY: Effective July 1, 1996, the Department of Financial Institutions assumed the functions previously performed by the Corporations Division of the Secretary of State and is the successor custodian of corporate records formerly held by the Secretary of State.

RECEfVED MAR 1 3 2002 WISCONSIN DFI AMENDED AND RESTATED ARTICLES OF INCORPORATION OF GREEN BAY FINANCIAL CORPORATION TO BE KNOWN AS NICOLET BANKSHARES, INC. I. PURPOSE The Corporation is organized under the Wisconsin Business Corporation Law. The purpose of the Coxporation is to engage in any lawful act or activity for which corporations may be organized under the Wisconsin Business Corporation Law. The following amended and restated articles of incorporation supercede and take the place of the existing articles of incorporation and any amendments thereto. II.NAME The name of the Corporation is Nicolet Bankshares, Inc. III. CAPITAL STOCK (1) Authorized Capital. The Corporation is authorized to issue thirty million (30,000,000) shares of Common Stock, $.01 par value. (2) Rights of Common Stock. The rights and preferences of shares of Common Stock are as follows: (a) Voting. Except in the election of directors, as provided in Article 7 of these Articles, each share of Common Stock shall be entitled to one vote on all matters to be voted on by shareholders, (b) Dividends. The Board of Dircetors, in its discretion, may declare and authorize payment of cash dividends on the Common Stock at such times as it deems appropriate. The Corporation may issue any type of share dividend. (c) Other. The Board of Directors may, from time to time, prior to the issuance of shares, establish a series of Common Stock, having such preferences and rights as it may deem reasonably necessary to achieve or facilitate the accomplishment of lawful corporate business or financial objectives, and may take such other action as allowed in Wis. Stat. § 180.0602(1) as amended from time to time. IV. NO PRE-EMPTIVE RIGHTS No holders of any stock of the Corporation shall have any pre-emptive or other subscription, purchase or conversion rights of any kind, nature or description whatsoever with respect to any unissued stock or of an additional stock issued by reason of any increase of the authorized capital stock of this Cotporation, or bonds, certificates or indebtedness, debentures or other securities whether or not convertible into stock of the Corporation. V. REGISTERRD OFFICE AND REGISTERED AGENT The address of the Corporation's registered office in the State of Wisconsin is 110 South Washington Street, Green Bay, Brown County, Wisconsin 54301. The name of its registered agent at such address is Michael E. Daniels. VI. INCORPORATOR The name and mailing address of the incorporator is as follows: NAME MAILING ADDRESS Kathryn L. Knudson Powell Goldstei1l, Frazer & Murphy LLP 191 Peaehtree Street, NE, 16th Floor Atlanta. GA 30303 This document was not drafted in Wisconsin. VII. DIRECTORS (l) Initial Board of Directors. The initial Board of Directors shall consist of two members who shall be and whose addresses are as follows: NAME MAILING ADDRESS Robert B. Atwell 3225 Delahaut Street Green Bay, Wisconsin 54301 Michael E. Daniels 2421 Wandering Springs Circle Green Bay, Wisconsin 54301

(2) Number and Tenure or Directors. The board of ditectors of the Corporation shall consist of not less than two nor more than twenty-five persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full board of directors then in office. A director shall hold office until the annua1 meeting for the year in which his or her term expires and until his or her successor shall be duly elected and qualified. (3) Election of Directors. In a1l elections of directors, the number of votes each common shareholder may cast will be determined by multiplying the number of shares he or she owns by the number of directors to be elected. Those votes may be cumulated and cast for a single candidate or may be distributed among two or more candidates in the manner selected by the shareholder. VIII. DURATION The Corporation shall have perpetual existence. IX. MERGERS (a) Any merger or share exchange ofthe Corporation with or into any other corporation, or any sale, lease, exchange or other disposition of substantially all of the assets of the Corporation to any other corporation, person or other entity, the approval of the transaction shall require either: (i) the affirmative vote of two-thirds (2/3) of the directors of the Corporation then in office and the affirmative vote of a majority of the issued and outstanding shares of the corporation entitled to vote; or (ii) the affirmative vote of a majority of the directors of the Corporation then in office and the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote. x. CONSTlTIJENCIES The Board of Directors, when evaluating any offer of another party to do any of the following: (1) make a tender offer or exchange offer for my equity security of the Corporation; (2) merge, effect a share exchange or otherwise combine the Corporation with any other corporation; or

(3) purchase or othetwise acquire all or substantially all of the assets of the Corporationi sha11, in detennining what is in the best interests of the Corporation and its shareholders. give due consideration to all Iclevant factors. including without limitation: (a) the short-term and long-term social and economic effects on the employees. cuslomcn, shamholdm and other constituents of the Corporatiop and iq subsidiaries. and on the conununities within which the CoJPOTUion and itt subaidhmes operate (it being understood that any subsidiuy bank of the Corporation is charged with providing support to and being involved in the communities it serves); and (b) the consideration being offeIed by the other party in relation to the then-eummt value of the Corporation in a freely negotiated trausaction and in reJadon to the Board of Directors' then-estimate of the future value of the Corporation as an independent entity. (Signatures on Next Page)

Certificate This is to certify that the foregoing restrated articles of incorporation. A. Does not contain any admendments requiring shareholder approval, and were adopted on DATE by the board of directors or incorporators OR B. Contains one or more amendments to the articles of incorporation (NOTE: Select and mark (X) for A. or B. above. COMPLETE THIS SECTION only if you have marked “B” above. C. Executed on Date Signature Title: President Secretary or other officer title Printed name This document was drafted by (Name the individual who drafted the document) INSTRUCTIONS (Ref. sec. 180.1007 Wls. Stats. for document content)

The undersigned has executed these Amended and Restated Articles of Incorporation this 19 day of February, 2002. GREEN BAY FINANCIAL CORPORATION By: Robert B. Atwell President

$40.00 + $25.00 Restated Articles of Incorporation shop.180 STATE OF WISCONSIN FILED MAR 14 2002 DEPARTMENT OF FINANCIAL INSTITUTIONS Name change changes project offices despo PO BOX increases authorized shares from 10,00,000 shs as 01pv 2,000,000 shs as npv ts; 30,000,000 shs as 01pv

RECEIVED MAR 17 2005 WISCONSIN DFIARTICLES OF MERGER OF NICOLET BANKSHARES, INC. (surviving party to the merger) WITH NICOLET INTERIM CORPORATION (non-surviving party to the merger) Pursuant to the provisions of Section 180.11OS of1he Wisconsin Buainess Corporation Law, Nicolet Bankshares, lnc., a corporation organized and aistiDa under tho laws ofthe State of Wisconsin. hereby e:xecutes the following Articles ofMergcr: 1. Pursuant to aD Agn:cmcm and Plan ofReorpnizadoo, dated as ofDeocmbcr 15, 2004 (the IIAgroemd). at the effective time set forth in Scotion 5 ofthese Articles ofMeqcr, Nicolet Jnterim Corporation. a corporation orprized lIDd czistiD& UDder the laws ofthc State of W'1SC0118iD. will merge with IIIld into Nicolet Bankshares. Inc., a Wisconsin corpolatiOU (the · "Merpr"). 2 Nicolet Bancshares, Inc. will be the surviving entity in the merger. 3. A copy ofthe executed Agreement is attached as Appeodix A hereto. 4. The Merger was duly approved in accordance with Section 180.1103 of the Wisconsin business corporation law by the shareholder of Nicolet Bancshares Inc. at a special meeting of shareholders held on March 15, 2005 and was approved by the sole shareholder of Nicolet Intrrim Corporationby written consent dated March 16, 2005. The written consent executed by the sole sbareholder of Nicolet Interim Colporation complied in all respects with Section 180.0704 of the Wisconsin business corporation law. 5. The merger shall be effective at 11:59 p..m. on March 18, 2005.

IN WITNBSS WHEREOF, the Surviving Corporation has caused this Certificate of Merger to be executed in its name by its duly authorized officers as of the 18 th day of March, 2005. ATTEST: NICOLET BANKBIIARES, INC. By: Name: Michael E.Daniels Robert B.Atwell Secretary Chairman and Chief Executive Officer [CORPORATE SEAL] DOCUMENT DRAFTED BY: Attorney Fredrick L. Schmidt Liebmann, Conway, Olejniczak & Jerry, S.C. 231 South Adams Street Green Bay, WI 54301

APPENDIX A AGREEMENT AND PLAN OF REORGANIZATION THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Plan of Reorganization") it made and entered into as of the l5th day of December, 2004, by each between Nicolet Bancshare, Inc. (“Nicolet”), a bank holding company organized under the laws of the State of Wisconsin, and Nicolet Interm Corporation (“Interm”) a Wisconsin corporation. WITNESSETH WHEREAS. Nicolet and Interim have determined that in order to effect a recapitalization of Nicolet resulting in the suspension of its duties to file reports with the Securities and Exchange Commission, Nicolet should cause Interim to be organized as a Wisconsin corporation for the sole purpose of merging with and into Nicolet, with Nicolet being the surviving corporation; WHEREAS, the authorized capital stock of Nicolet consists of 30,000,000 shares of common stock ("Nicolet Cnmmon Stock"), $O.O1 par value, of which 2,975,454 shares are issued and outsta1lding; WHEREAS, the authorized capital stock of Interim consist of 1,000 shares of common stock ("Interim Common Stock"), $O.O1 par value, of which 100 shares are issued and outstanding; WHEREAS, the respective Boards of Directors of Nico1et and Interim deem it advisable and in the best intcrests of Nicolet and Interim and their respective shareholders that Interim be merged wi1h and into Nicolet; WHEREAS, the respective Boards of Directors of Nicolet and Interim by resolution duly adopted, have approved and adopted this Plan or Reorganization and directed that it be submited to the respective shareholders of Nicolet and Interim for their approval; and NOW, THEREFORE, in consideration of the premises, mutual convenants and agreements herein contained, and for the purpose of stating the method, terms and conditions of the merger provided for herein, the mode of carrying the same into effect, the manner and basis ofconva1ioa aad cxc""qilJl the sbafes ofNicolet Q)mmon S1ncIc aDd IDt.erim Common Stock as hereinafter provided, and such other provisions relating to the reorganization and merger as the parties deem necessary or desirable, the parties hereto agree as follows: SECTION 1 REORGANIZATION

Pursuant to the applicable provisions of Wisconsin law, Interim shall be merged with and into Nicolet (the "Reorganization"). Nicolet shall be the survivor of the merger (the "Surviving Corporation").

SECTION 2

EFFECTIVE DATE OF THE REORGANIZATION

The merger of Interim with and into Nicolet shall be effective as of the date (the "Effective Date") specified in the articles or certificate of merger relating to the Reorganization as filed with the Wisconsin Department of Financial Institutions.

SECTION 3

LOCATION, ARTICLES AND BYLAWS, AND MANAGEMENT

On the Effective Date:

(a) The principal office of the Surviving Corporation shall be located at 110 South Washington Street, Green Bay, Wisconsin 54301, or such other location where Nicolet is located on the Effective Date of the Reorganization.

(b) The Articles of Incorporation and Bylaws of the Surviving Corporation shall be the same Articles of Incorporation and Bylaws of Nicolet as are in effect on the Effective Date of the Reorganization.

(c) The directors and officers of the Surviving Corporation shall be the directors and officers of Nicolet on the Effective Date of the Reorganization. All such directors and officers of the Surviving Corporation shall serve until their respective successors are elected or appointed pursuant to the applicable provisions of the Articles and Bylaws of the Surviving Corporation.

SECTION 4

EXISTENCE, RIGHTS, DUTIES, ASSETS, AND LIABILITIES

(a) As of the Effective Date of the Reorganization, the existence of Nicolet shall continue in the Surviving Corporation.

(b) As of the Effective Date of the Reorganization, the Surviving Corporation shall have, without further act or deed, all of the properties, rights, powers, trusts, duties and obligations of Nicolet and Interim.

(c) As of the Effective Date of the Reorganization, the Surviving Corporation shall have the authority to engage only in such businesses and to exercise only such powers as are provided for in the Articles of Incorporation of the Surviving Corporation, and the Surviving Corporation shall be subject to the same prohibitions and limitations to which it would be subject upon original incorporation, except that the Surviving Corporation may engage in any business and may exercise any right that Nicolet or Interim could lawfully have exercised or engaged in immediately prior to the Effective Date of the Reorganization.

(d) No liability of Nicolet or Interim or of any of their shareholders, directors or officers shall be affected by the Reorganization, nor shall any lien on any property of Nicolet or Interim be impaired by the Reorganization. Any claim existing or any action pending by or against Nicolet or Interim may be prosecuted to judgment as if the Reorganization had not taken place, or the Surviving Corporation may be substituted in place of Nicolet or Interim.

SECTION 5

EFFECT OF MERGER ON INTERIM SHAREHOLDERS

Each share of Interim Common Stock outstanding immediately prior to the Effective Date of the Reorganization shall be cancelled and shall no longer be outstanding.

SECTION 6

MANNER AND BASIS OF CONVERTING SHARES OF NICOLET COMMON STOCK

(a) Conversion of Shares. The shares of Nicolet Common Stock that are outstanding on the Effective Date of the Reorganization, excluding those shares of Nicolet Common Stock held by shareholders who have perfected dissenters' rights of appraisal under the applicable provisions of Wisconsin law (the "Dissenters' Rights Provisions"), shall be converted or retained as follows:

> (1) Each share of Nicolet Common Stock held by a shareholder who is the record holder of 1,500 or fewer shares of Nicolet Common Stock shall be converted into the right to receive cash, payable by the Surviving Corporation, in the amount of $18.25 per share of Nicolet Common Stock.
>
> (2) Each share of Nicolet Common Stock held of record by a shareholder who is the holder of more than 1,500 shares of Nicolet Common Stock shall remain outstanding and held by such shareholder.
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> (3) All treasury stock held by the Company shall remain treasury stock and shall be unaffected by this Plan of Reorganization.

(b) Failure to Surrender Nicolet Common Stock Certificates. Until a Nicolet shareholder receiving cash in the Reorganization surrenders his or her Nicolet Common Stock certificate or certificates to Nicolet (or suitable arrangements are made to account for any lost, stolen or destroyed certificates according to Nicolet's usual procedures), the shareholder shall not be issued the cash (or any interest thereon) that such Nicolet Common Stock certificate entitles the shareholder to receive.

SECTION 7 ACQUISITION OF DISSENTRIES’ STOCK Nicolet shall pay to any shareholder of Nicolet who complies fully with the Dissenters’ Rights Provisions an amount of cash (as determined and paid under the terms of such Provisions) for his or her shares of Nicolet Common Stock. The shares of Nicolet Common Stock so acquired shall be cane1led. SECTION 8 FURTHER ACTIONS From time to time, as and when requested by the Surviving Corporation, or by its successors or assigns, Nicolet shall execute and deliver or cause to be executed and delivered all such deeds and other instruments, and shall take or cause to be taken all such other actions, as the Surviving Corporation, or its successors and assigns, may deem necessary or desirable in order to visit in and confirm to the Surviving Corporation, and its successors and assigns, title to and possession of all the property, rights, powers, trusts, duties and obligations referred to in Section 4 hereof and otherwise to carry out the intent and purpose of this Plan of Reorganization. SECTION 9 CONDITIONS PRECEDENT TO CONSUMMATION OF THE REORGANIZATION This Plan of Reorganization is subject to, and consummation of the Reorganization herein provided for is conditioned upon, the fulfillment prior to the Effective Date of the Reorganization of each of the following conditions: (a) Approval of the Plan of Reorganization by the shareholders of each of Nico1et and Interim in accordance with the provisions of applicable law and the provisions of the applicable constituent’s articles of incorporation, bylaws and other governing instruments; (b) The number of shares held by persons who have perfected dissenters’ rights of appraisal pursuant to the Dissenters’ Rights Provisions shall not be deemed by the Board of Directors to make consummation of this Plan of Reorganization inadvisable; (c) Procurement of any, consent, approval or ruling, governmental or otherwise, which is, or in the opinion of of counsel for Nicolet and Interim may be, necessary to permit or enable the Surviving Corporation, upon and after the Reorganization, to conduct all or any part of the business and activities conducted by the Nicolet prior to the Rcorganization.

SECTION 10 TERMINATION In the event that: (a) The number of shares of Interim Common Stock or Nico1et Common Stock voted against the Reorganization shall make consummation of the Reorganization inadvisable in the opinion of the Board of Directors of Nicolet or Interim; (b) Any action, consent, approval, opinion, or ruling required to be provided by Section 9 of this Plan of Reorganization shall not have been obtained; or (c) For any other reason consummation of the Reorganization is deemed inadvisable in the opinion of the Board of Directors of Nicolet or Interim; then this Plan of Reorganization may be terminated at any time before consummation of the Reorganization by written notice, approved or authorized by the Board of Directors of the party wishing to terminate, to the other party. Upon termination by written notice as provided by this Section 10, this Plan of Reorganization shall be void and of no further effect, and there shall be no liability by reason of this Plan of Reorganization or the termination hereof on the part of Nico1et, Interim or their directors, officers, employees, agents or shareholders. SECTION 11 AMENDMENT; WAIVERS (a) At any time before or after approval and adoption hereof by the respective shareholders of Nicolet and Interim, this Plan of Reorganiza1ion may be amended by written agreement by Nicolet aud Interim; provided, however, that after the approval and adoption of this Plan of Reorganization by the shareholders of Nicolet and Interim, no amendment reducing the consideration payable to Nicolet shareholders shall be valid without having been approved by the Nicolet shareholders in the manner required for approval of the Plan of Reorganization. In particular, in the event that the consummation of the Plan of Reorganization would yield more than 300 shareholders of record, the President and Chief Executive Officer may amend the Plan of Reorganization to increase the 1,5OO-share threshold described in Section 6(a) to the minimum tbreshold necessary to ensure that the Company will have fewer than 300 shareholders of record as a resu1t of the transaction contemplated by this Plan of Reorganization. (b) A waiver by any party hereto of any breach of a term or condition of this Plan or Reeorganization sha11 not operate as a waiver of any other branch of such team or condition or of other terms or conditions, nor shal1 failure to enforce any term or condition operate as a waiver or release of any other right, inlaw or in equity, or claim which any party may have against another party for anything arissing out of, connected with or based upon this Plan of Reorganization. A waiver shall be effective only if evidenced by a writing signed by the party who is entitled to the benefit of the term or condition of this Plan of Reorganization which is to be waived. A waiver of a team or condition on one occasion sha11 not be deemed to be a waiver of thc same or of any other term or condition on a future occasion. SECTION 12 BINDING EFFECT; COUNTERPARTS; HEADINGS; GOVERNING LAW This Plan of Reorganization it binding upon the parties hereto and upon their successors and assigns. This Plan of Reorganization may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The title of this Plan of Reorganization and the headings herein set out are for convenience or reference only and sha11 not be deemed a part of this Plan of Reorganization. This Plan of Reorganization shall be governed by and construed in accordance with the laws of the State of Wisconsin.

IN WITNESS WHEREOF, the parties hereto have caused this Plan of Reorganization to be executed by their duly authorized officers and their corporate seals to be affixed hereto all as of the day and year first above written. NICOLET BANKSHARES, INC. By: Name: Robert B. Atws11 Title: President and Chief Executive Officer ATTEST: NICOLET INTERIM CORPORATION By: Name: Robert B. Atwell Title: President ATTEST:

Articles of Merger Chapter 180 Effective March 18, 2005 @ 11:59pm $150.00AP $25.00 Expedite Mergers: Nicolet Interim Corporation, a Wisconsin for -profit corporation, NO31988 Auto: Nicolet Bankshares, Inc., a Wisconsin for -profit corporation, GO30106, the survivor STATE WASHINGTON FILED MAR 18 2005 DEPARTMENT OF FINANCIAL INSTITUTION Frederick Schmidt Liebmann, Conway etal PO BOX 23200 Green Bay, WI 54305-3200

DEC-19-2008 13:48 GODFREY & KRHN SC 414 273 5198 P.05 Sec. 180JOO6 State of Wisconsin DEPARTMENT OF FINANCIAL INSTITUTIONS Division of Corporate & Consumer Services ARTICLES OF AMENDMENT- STOCK, FOR-PROFIT CORPORATION A. The present corporate name (prior to any change effected by this amendment) is: Nicolet Bankshares. Inc. (Enter Corporate Name) Text of Amendment (Refer to the existing articles of incorporation and the instructions on the reverse of this form. Determine those items to be changed and set forth the number identifying the paragraph in the articles of incorporation being changed and how (he amended paragraph is to read.) RESOLVED, THAT the articles of incorporation be amended as follows: For the text for the Amendment, see Exhibit A hereto. consisting of two (2) sequentially-numbered pages. FILING FEE - $40.00 See instructions, suggestions and procedures on following pages. DFI/CORP/4(R02/05/04) Use of this form is voluntary. 100

DEC-19-2008 13:49 GODFREY KAHN SC NICOLET BANKSHARES, INC. EXHIBIT A to Articles of Amendment. dated December 1X, 2008 RESOLVED, that Article III of the Amended and Restated Articles of Incorporation of the Corporation is hereby amended by deleting such Article III in its entirety and inserting in lieu thereof a new Article DI, as follows: m. CAPITAL STOCK (1) Authorized Capital. The total number of shares of capital stock which the Corporation is authorized to issue is Forty Million (40,000,000) shares, divided into Thirty Million (30,000,000) shares of Common Stock, $.01 par value, and Ten Million (10,000,000) shares of Preferred Stock, no par value. (2) Rights of Common Stock. The rights and preferences of shares of Common Stock are as follows: (a) Voting. Except in the election of directors, as provided in Article 7 of these Articles, each share of Common Stock shall be entitled to one vote on all matters to be voted on by shareholders. (b) Dividends. The Board of Directors, in its disc1"etion, may declare and authorize payment of cash dividends on the Common Stock at such times as it deems appropriate. The Corporation may issue any type of share dividend. (c) Other. The Board of Directors may, from time to time, prior to the issuance of shares, establish a series of Common Stock. having such preferences and rights as it may deem reasonably necessary to achieve or facilitate the accomplishment of lawful corporate business or financial objectives, and may take such other action as allowed in Wis. Stat. 180.0602(1) as amended from time to rime. (3) Rights of Preferred Stock. The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this Article, to provide for the issuance of lhe shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Wisconsin to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences. and relatlve rights of the shares of each such series and the qualifications. or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be Iimiled to, detelmination of the following: Page 10 of 2

NICOLET BANKSHARES, INC. (a) Number of Shares. The number of shares constituting that series and the distinctive designation of that series; (b) Dividends. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payments of dividends on shares of that series; (c) Voting. Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; (d) Conversion. Whether that series shall have conversion privileges, and, if 80, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall detennine; (e) Redemption. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different condilions and at different redemption rates; (t) Sinking Fund. Whether that selies shall have a sinking fund for the redemption or purchase of shares of that series, and, if so. the terms and amount of such sinking fund; (g) Liquidation, Dissolution or Winding U.p. The rights of the shares of that series in the event of voluntary or involuntary liquidation. dissolU[ion OJ winding-up of the Company. and the relaLive rights of prionly, if any, of payment of shares of that series; and (h) Other. Any other relative rights, preferences and limitations of that series. ******************** END OF AMENDMENT ******************** Page 20 of 2

DEC-19-2008 13:49 GODFREY & KAHN SC 414 273 5198 P.06

B. Amendment(s) adopted on December 19, 2008

(Indicate the method of adoption by checking (X) the appropriate choice below.)

[ ] In accordance with sec. 180.1002, Wis. Stats. (By the Board of Directors)

OR

[X] In accordance with sec. 180.1003, Wis. Stats. (By the Board of Directors and Shareholders)

OR

[ ] In accordance with sec. 180.1005, Wis. Stats. (By Incorporators or Board of Directors, before issuance of shares)

C. Executed on December 19, 2008
(Date)

(Signature)

Title: [ ] President [ ] Secretary
or other officer title Exec. VP/Sec.

Michael E. Daniels
(Printed name)

This document was drafted by Patrick S. Murphy
(Name the individual who drafted the document)

INSTRUCTIONS (Ref. sec. 180.1006 Wis. Stats. for document content)

Submit one original and one exact copy to Dept. of Financial Institutions, P O Box 7846, Madison WI, 53707-7846, together with a **FILING FEE of $40.00** payable to the department. Filing fee is **non-refundable**. (If sent by Express or Priority U.S. mail, address to 345 W. Washington Ave., 3rd Floor, Madison WI, 53703). The original must include an original manual signature, per sec. 180.0120(3)(c), Wis. Stats. **NOTICE:** This form may be used to accomplish a filing required or permitted by statute to be made with the department. Information requested may be used for secondary purposes. If you have any questions, please contact the Division of Corporate & Consumer Services at 608-261-7577. Hearing-impaired may call 608-266-8818 for TDY.

DFI/CORP/41(R02/05/04) 2 of 3

ARTICLES OF AMENDMENT - Stock For-Profit Corporation Patrick S. Murphy, Esq. Godfrey Kahn, S.C. 780 N. Water Street Milwaukee, WI 53202 Your return address and phone number during the day: (414) 287-9222 INSTRUCTIONS (Continued) ~ A. State the name of the corporation (before any change effected by this amendment) and the text of the amendment(s). The text should recite the resolution adopted (e.g., "Resolved, that Article 1of the articles of incorporation be amended to read: (enter the amended article). If an amendment provides for an exchange, reclassification or cancellation of issued shares, state the provisions for implementing the amendment if not contained in the amendment itself. B. Enter the date of adoption of the amendment(s). If there is more than one amendment, identify the date of adoption of each. Mark (X) one of the three choices to indicate the method of adoption of the amendments(s). By Board of Directors - Refer to sec. 180.1002 for specific information on the character of amendments that may be adopted by the Board of Directors without shareholder action. By Board of Directors and Shareholders - Amendments proposed by the Board of Directors and adopted by shareholder approval. Voting requirements differ with circumstances and provisions in the articles of incorporation. See sec. l80.1003, Wis. Stats., for specific information. By Incorporators or Board of Directors - Before issuance of shares - See sec. 180.1005, Wis. Stats., for conditions attached to the adoption of an amendment approved by a vote or consent of less than 2/3rOO of the shares subscribed for. C. Enter the date of execution and the name and title of the person signing the document. The document must be signed by one of tbe following: An officer of the corporation (or incorporator if directors have not been elected), or a court-appointed receiver, trustee or fidUCiary. A director is not empowered to sigD. If the document is executed in Wisconsin, sec. 182.01(3) provides that it shall not be filed unless the name of the person (individual) who drafted it is printed, typewritten Or stamped thereon in a legible manner. If the document is not executed in Wisconsin, enter that remark. FILING FEE - $40.00. DFIICORP/4I(R02J05104)

State of Wisconsin DEPARTMENT OF FINANCIAL INSTITUTIONS Division of Corporate Consumer Services ARTICLES OF AMENDMENT - STOCK, FOR.PROFIT CORPORATION A. The present corporate name (prior to any change effected by this amendmeot) is: Nicolet Bankshares, Inc. (Enter Corporate Name) Text of Amendment (Refer to the existing articles incorporation and the instructions on the reverse of this/orm. Determine those items /0 be changed and setforth the number identifYing the paragraph in the articles of incorporaNon being changed and how the amended paragraph is to read.) RESOLVED, THAT the articles of incorporation be amended as follows: For the text of the Amendment, See Exhibit A hereto, consisting of twelve (12)pages. FR.ING FEE - 540.00 See instructions, suggestions and procedures on following pages_ DFYCORP/4(R02/05/04) Use of this form is voluntary.

DEC-19-2008 14:00 GODFREY & KAHN SC 414 273 5198 P.03

B. Amendment(s) adopted on December 19, 2008

(Indicate the method of adoption by checking (X) the appropriate choice below.)

[X] In accordance with sec. 180.1002, Wis. Stats. (By the Board of Directors)

OR

[ ] In accordance with sec. 180.1003, Wis. Stats. (By the Board of Directors and Shareholders)

OR

[ ] In accordance with sec. 180.1005, Wis. Stats. (By Incorporators or Board of Directors, before issuance of shares)

C. Executed on December 19, 2008
(Date)

(Signature)

Title: [ ] President [ ] Secretary
or other officer title Exec. VP/Sec.

Michael E. Daniels
(Printed name)

This document was drafted by Patrick S. Murphy
(Name the individual who drafted the document)

INSTRUCTIONS (Ref. sec. 180.1006 Wis. Stats. for document content)

Submit one original and one exact copy to Dept. of Financial Institutions, P O Box 7846, Madison WI, 53707-7846, together with a **FILING FEE of $40.00** payable to the department. Filing fee is **non-refundable**. (If sent by Express or Priority U.S. mail, address to 345 W. Washington Ave., 3rd Floor, Madison WI, 53703). The original must include an original manual signature, per sec. 180.0120(3)(c), Wis. Stats. **NOTICE:** This form may be used to accomplish a filing required or permitted by statute to be made with the department. Information requested may be used for secondary purposes. If you have any questions, please contact the Division of Corporate & Consumer Services at 608-261-7577. Hearing-impaired may call 608-266-8818 for TDY.

DFI/CORP/41(R02/05/04) 2 of 3

NICOLET BANKSHARES, INC. EXBIBITA to Articles or Amendment dated. December 19, 2008 AS OF THE DATE OF THESE ARTICLES OF AMENDMENT, THE CORPORATION HAS NOT ISSUED ANY SHARES OF THE FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A. RESOLVED, that the Amended and Restated Articles of IncOIporation of the COrporation (hereinafter, the "Issuer") are amended by adding Section (4) (hereinafter, the "Certificate of Designations"), as set fonh below to ARTICLE 1II of the Amended and Restated Articles of Incorporation. "(4) Designation of Fixed Rate Cumulative Perpetual Preferred Stock, Series A. (a) Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of preferred stock of the Issuer a series of preferred stock designated as the "Fixed Rate Cumulative Petpetual Preferred Stock, Series An (the "Designated Preferred Stock"). The authorized number of shares of Designated Preferred Stock shall be 14,964. (b) Standard Provisions. The Standard Provisions contained in Schedule A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Designations to the same extent as if such provisions had been set forth in full herein. (c) Definitions_ The following terms are used in this Certificate of Designations (including the Standard Provisions in Schedule A hereto) as defined below: (i) "Common Stock" means the conunon stock, par value SO.OI per share of the Issuer. (ii) "Dividend Payment Date" means February IS, May IS, August 15 and November 15 of each year. (iii) "Junior Stock" means the Common Stock, and any other class or series of stock of the Issuer the terms of which expressly provide that it ranks junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Issuer. (iv) "LiQUidation Amount" means $1,000 per share of' Designated Preferred Stock. (v) "Minimum Amount" means $3,741,000.

(vi) "Parity Stock" means any class or series of stock of the Issuer (other than Designated Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Issuer (in each case without regard to whether dividends accrue cumulatively or non- cumulatively), Without limiting the foregoing, Parity Stock shall include the Issuer's Fixed Rate Cumulative Perpetual Preferred Stock, Series B. (vii) "Signing Date" means Original Issue Date. (d) Certain Voting Matters. Holders of shares of Designated Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Designated Preferred Stock are entitled to vote, including any action by written consent. [Remainder of Page Intentionally Left Blank] 2

Schedule A STANDARD PROVISIONS Section 1. General Matters. Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock. The Designated Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Certificate of Designations. The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Issuer. Section 2. Standard Definitions. As used herein with respect to Designated Preferred Stock: (a) "Applicable Dividend Rate" means (i) during the period from the Original Issue Date to, but excluding, the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 5% per annum and (ii) from and after the first day of the firSt Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 9010 per annum. (b) "Appropriate Federal Banking Agency" means the "appropriate Federal banking agency" with respect to the Issuer as defined in Section 3 (q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q), or any successor provision. (c) "Business Combination" means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Issuer's stockholders. (d) "Business Day" means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close. (e) "Bylaws" means the bylaws of the Issuer, as they may be amended fronl time to time. (f) "Certificate of Designations" means the Certificate of Designations or comparable instrument relating to the Designated Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time. (g) "Charter" means the Issuer's certificate or articles of incorporation, articles of association, Or similar organizational document. (h) "Dividend Petiod" has the meaning set forth in Section 3(a). (i) "Dividend Record Date" has the meaning set forth in Section 3(a).

(i) "Liquidation Preference" has the meaning set forth in Section 4(a). (k) "Origipal Issue Dare" means the date on which shares of Designated Prefened Stock are first issued. (l) "Preferred Director" has the meaning set forth in Section 7(b). (m) "Preferred Stock" means any and all series of preferred stock of the Issuer, including the Designated Preferred Stock. (n) "Oualified Eguity Offering" means the sale and issuance for cash by the Issuer to persons other than the Issuer or any of its subsidiaries after the Original Issue Date of shares of perpetual Preferred Stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1capital of the Issuer at the time of issuance under the applicable risk-based capital guidelines of the Issuer's Appropriate Federal Banking Agency (other than any such sales and issuances made pursuant to agreements or arnmgements entered into. or pursuant to financing plans which were publicly announced, on or prior to November 17, 2008). (o) "Standard Provisions" mean these Standard Provisions that fonn a part of the Certificate of Desjgnations relating to the Designated Preferred Stock. (p) "Successor Preferred Stock" has the meaning set forth in Section Sea). (q) "Voting Parity Stock" means, with regard to any matter as to which the holders of Designated Preferred Stock are entitled to vote as specified in Sections 7(a) and 7(b) of these Standard Provisions that form a part of the Certificate of Designations, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter. Section 3. Dividends. (a) Rate. Holders of Designated Preferred Stock shall be entitled to receive, on each share of Designated Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, cwnulative cash dividends with respect to each Dividend Period (as defined below) at a rate per annum equal to the Applicable Dividend Rate on (i) the Liquidation Amount per share of Designated Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior Dividend Period on such share of Designated Preferred Stock, if any. Such dividends shall begin to accrue and be cumulative from the Original Issue Date, shall compound on each subsequent Dividend Payment Date (i.e., no dividends Shall accme on other dividends 1.UJless and until the f1I'St DiVidend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shaH be payable quarterly in arrears on each Dividend Payment Date, commencing with the first such Dividend Payment Date to occur at least 20 calendar days after the Original Issue Date. In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. The period from and including any A-2

Dividend Payment Date to, but excluding, the next Dividend Payment Date is a "Dividend Period". provided that the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date. Dividends that are payable on Designated Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on Designated Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting oftwe)ve 30-day months, and actual days elapsed over a 30-day month. Dividends that are payable on Designated Preferred Stock on any Dividend Payment Date will be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Issuer on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than ]0 days prior to such Dividend Payment Date (each, a "Dividend Record Rate"). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day. Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Designations). (b) Prioritv of Dividends. So long as any share of Designated Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) Or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock. shall be: directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Issuer or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Designated Preferred Stock on the applicable record date). The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice; (ii) the acquisition by the Issuer or any of its subsidiaries of record ownership in Junior Stock Or Parity Stock for the beneficial ownership of any other persons (other than the Issuer or any of its subsidiaries), including as trustees or custodians; and (iii) the exchange or conversion of Junior Stock for or into other Junior Stock or of Panty Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock. A-3

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Djvidend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon Designated Preferred Stock and any shares of Parity Stock, all dividends declared on Designated Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates. on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Designated Prefened Stock (including, if applicable as provided in Section 3(a) above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, 011 a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, aU accrued but unpaid dividends) bear to each other. Tfthe Board of Directors or a duly authorized committee of the Board of Directors detcnnines not to pay any dividend or a full dividend on a Dividend Payment Date, the Issuer will provide written notice to the holders of Designated Preferred Stock prior to such Dividend Payment Date. Subject to the foregoing, and not otherwise, such dividends (pa)~ble in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Designated Preferred Stock shall not be entitled to participate in any such dividends. Section 4. Liquidation Rights. (a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Issuer, whether voluntary or involuntary, holders of Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock, out of the assets of the Issuer or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Issuer, subject to the rights of any creditors of the Issuer, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Issuer ranking junior to Designated Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount), whether or not declared, to the date of payment (such amounts collectively, the "Liquidation Preference"). (b) Partial Payment. If in any distribution described in Section 4(a) above the assets of the Issuer or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Issuer ranking equally with Designated Preferred A-4

Stock as to such distribution, holders of Designated Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled. (c) Residual Distributions. If the Liquidation Preference has been paid in full to all. holders of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Issuer ranking equally with Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Issuer shall be entitled to receive all remaining assets of the Issuer (or proceeds thereof) according to their respective rights and preferences. (d) Merger. Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Issuer with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Issuer, shall not constitute a liquidation, dissolution or winding up of the Issuer. Section 5. Redemption. (a) Optional Redemption. Except as provided below, the Designated Preferred Stock may not be redeemed prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date. On or after the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Issuer, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption. Notwithstanding the foregoing, prior to the first Dividend Payment Date falling on or after the third anniversay of the Original Issue Date, the Issuer, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time find from time to time, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption; provided that (x) the Issuer (or any successor by Business Combination) has received aggregate gross proceeds of not less than the Minimum Amount (plus the "Minimum Amount" as defined in the relevant certificate of designations for each other outstanding series of preferred stock of such successor that was originally issued to the United States Department of the Treasury (the "Successor preferred Stock") in connection with the Troubled Asset Relief Program Capital Purchase Program) from one or more Qualified Equity Offerings (including Qualified Equity Offerings of such successor), and (y) the A-5 aggregate redemption price of the Designated Preferred Stock (and any Successor Preferred Stock) redeemed pursuant to this paragraph may not exceed the aggregate net cash proceeds received by the Issuer (or any successor by Business Combination) from such Qualified Equity Offerings (including Qualified Equity Offerings of such successor). The redemption price for any shares of Designated Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Issuer or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above. (b) No Sinking Fund. The Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Designated Preferred Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock. (c) Notice of Redemption. Notice of every redemption of shares of Designated Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Issuer. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumcd to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Designated Preferred Stock. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Issuer or any other similar facility, notice of redemption may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed) the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment ofthe redemption price. (d) Partial Redemgtion. In case of any redemption of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption, If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Issuer, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent pennitted by law, be released to the Issuer, after which time the holders of the shares so called for redemption shall look only to the Issuer for payment ofthe redemption price of such shares. (f) Status of Redeemed Shares. Shares of Designated Preferred Stock that are redeemed, repurchased or otherwise acquired by the Issuer shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Designated Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Designated Preferred Stock). Section 6. Conversion, Holders of Designated Preferred Stock shares shall have no right to exchange or convert such shares into any other securities. Section 7. Voting Rights. (a) General. The holders of Designated Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law. (b) Preferred Stock Directors. Whenever, at any time or times, dividends payable on the shares of Designated Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods or more, whether or not consecutive, the authorized number of directors of the Issuer shall automatically be increased by two and the holders of the Designated Preferred Stock shall have the right, with holders of shares of anyone or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (herein after the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Issuer's next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been declared and paid in full at which time such right shall terminate with respect to the Designated Preferred Stock, except as herein or by law expressly provided, subject to re-vesting in the event of each and every subsequent default ofthe character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Issuer to violate any corporate governance requirements of any securities exchange or other trading facility on which securities ofthe Issuer may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of shares of Designated Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affinnative vote of the holders a majority of the shares of Designated Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occuued. (c) Class Voting Rights as to Particular Matters. So long as any shares of Designated Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the Yote or consent of the holders of at least 66 2/3% of the shares of Designated Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating: (i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Designations for the Designated Preferred Stock or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Issuer ranking senior to Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up ofthe Issuer; (ii) Amendment of Designated Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Designations for the Designated Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(c)(ili) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Preferred Stock; or (iii) Share Exchanges. Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Designated Preferred Stock, or of a merger or consolidation of the Issuer with another corporation or other entity, unless in each case, (x) the shares of Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Issuer is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent. and (y) :such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences. privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such consummation, taken as a whole; provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Preferred Stock necessary to satisfy preemptive or similar rights granted by the Issuer to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or other Wise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non·cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Issuer will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock. (d) Changes after Provision for Redemption. No vote or consent of the holders of ..Designated Preferred Stock shall be required pursuant to Section 7(c) above if, at Or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Designated Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above. (e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with .regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may . adopt I from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the roles of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time. Section 8. Record Holders. To the fullest extent permitted by applicable law, the Issuer and the transfer agent for Designated Preferred Stock may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Issuer nor such transfer agent shall be affected by any notice to the contrary. Section 9. Notices. All notices or communications in respect of Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by fust class mail. postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Charter or Bylaws or by applicable law. Notwithstanding the foregoing) if A-9 shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Issuer or any similar facility, such notices may be given to the holders of Designated Preferred Stock in any manner permitted by such facility. Section 10. No Preemptive Rights. No share of Designated Preferred Stock shall have any rights of preemption whoever as to any securities of the issuer, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted. Section 11. Replacement Certificates. The Issuer shall replace any mutilated certificate at the holder's expense upon surrender of that certificate to the Issuer. The Issuer shall replace certificates that become destroyed, stolen or lost at the holder's expense upon delivery to the Issuer of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Issuer. Section 12. Other Rights. The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law. A-lO

ARTICLES OF AMENDMENT - Stock, For-Profit Patrick S. Murphy, Esq. Godfrey & Kahn, S.C. 790 N. Water Street MilwaUKee, WI 53202 A Your return address and phone Dumber during the day: ( (414) 287 -9222 INSIRUCTIONS (Continued) A. State the name of the corporation (before any change effected by this amendment) and the text of the amendment(s). The text should recite the resolution adopted (e.g., “Resolved., that Article 1 of the articles of incorporatiobe amended to read...... (enter the amended article). If an amendment provides for an exchange. reclassification or cancellation of issued shares, state the provisions for implementing the amendment if not contained in the amendment itself. B. Enter the date of adoption of the amendment(s). lf there is more than one amendment, identify the date of adoption of each. Mark (X) one of the three choices to indicate the method of adoption of the amendment(s). By Board of Directors - Refer to sec. J80.1002 for specific information on the character of amendments that may be adopted by the Board of Directors without shareholder action. By Board of Directors and Shareholders - Amendments proposed by the Board of Directors and adopted by shareholder approval. Voting requirements differ with circumstances and provisions in the articles of incorporation. See sec. 180.1003, Wis. Stats., for specific information. By Incorporators or Board of Directors -Before issuance of shares - See sec. 180.1005, Wis. Stats,, for conditions attached to the adoption of an amendment approved by a vote or consent of less than 2/3rds of thie shares subscribed for. C. Enter the date of execution and the name and title of the person signing the document. The document must be signed by one of the following: An officer of the corporation (or incorporator if directors have not been elected), or a court·appointed receiver, trustee or fiduciary. A director is not empowered to sign. If the document is executed in Wisconsin, sec. 182.01(3) provides that it shall not be filed unless the name of the person (individual) who drafted it is printed. typewritten or stamped thereon in a legible manner. If the document is not executed in Wisconsin, enter that remark. FILING FEE $40.00 DFI/CORP/41(R02/05/04) DOS# 200812181722916

Sec. 180.1006 Wis. Stats. State of Wisconsin DEPARTMENT OF FINANCIAL INSTITUTIONS Division of Corporate & Consumer Services DEC-19-2008 GODFREY & KAHN SC 414 273 5198 P.02 ARTICLES OF AMENDMENT - STOCK, FOR-PROFIT CORPORATION A. The present corporate name (prior to any change effected by this amendment) is: Nicolet Bankshares, Inc. (Enter Corporate Name) Text of Amendment (Refer to the existing articles of incorporation and the instructions on the reverse of this form. Determine those items to be changed and set forth the number identifying the paragraph in the articles of incorporation being changed and how the amended paragraph is to read.) RESOLVED, THAT the articles of incorporation be amended as follows: For the text of the Amendment, See Exhibit A hereto, consisting of twelve (12)pages. RECEIVED DEC 19 2008 WISCONSlN DFI FILING FEE - $40.00 See instructions, suggestions and procedures on following pages. DFIICORP/4(R02/O5/04) Use of this fonn is voluntary. 100

DEC-19-2008 14:13 GODFREY & KAHN SC 414 273 5198 P.03 "B Amendment(s) adopted on December 19, 2008 (Printed name) Michael E. Daniels December 19, 2008 C. Executed on December 19: _ (Date) Title: President Secreatry or other officer title Exec. VP/Sec. or (Indicate the method of adaption by checking (X) the appropriate choice below.) OR In accordance with sec. 180.1002, WQ. Stats. (By the Board of Directors) OR In accordance with sec. 180.1003, Wis. Stats. (By the Board of Directors and Shareholders) In accordance with sec 180.1005, Wis. Stats. (By Incorporators or Board of Directors, before issuance of shares) This document was drafted by Patrick S. Murphy (Name the individual who drafted the document) INSTRUCTIONS (Ref. sec 180.1006 Wis. Stats. for document content) Submit one original and one exact copy to Dept of Financial Institutions, PO Box 7846, Madison WI, 53707-7846, together with a FILING FEE of $40.00 payable to the department. Filing fee is non-refundable. (If sent by Express or Priority U.S. mail, address to 345 W. Washington Ave., 3rd Floor, Madison WI, 53703). The original must include an original manual signature, per sec. l80.0120(3)(c), Wis. Stats. NOTICE: This form may be used to accomplish a filing required of permitted by statute to be made with the department. Information requested may be used for secondary purposes. If you have any questions. please contact the Division of Corporate & Consumer Services at 608-261-7577. Hearing impaired may call 608-266-8818 for TDY. DFI/CORP/4I(RO2/05/04) 2 of 3.

DEC-19-2008 14:14 GODFREY &KAHN SC 414 273 5198 P.05  NICOLET BANKSHARES, INC. EXHIBIT A to Articles of Amendment dated December 19,1008 AS OF THE DATE OF THESE ARTICLES OF AMENDMENT, THE CORPORATION HAS NOT ISSUED ANY SHARES OF THE FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES B. RESOLVED, that the Amended and Restated Articles of Incorporation of the Corporation (hereinafter, the "Issuer") are amended by adding Section (5) (hereinafter, the "Certificate of Designations"), as set forth below to ARTICLE mofthe Amended and Restated Articles of Incorporation. (5) Designation of Fixed Rate Cumulative Perpetual Preferred Stock, Series B. (a) Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of preferred stock of the Issuer a series of preferred stock designated as the "Fixed Rate Cumulative Perpetual Preferred Stock, Series E" (the "Designated Preferred Stock"), The authorized number of shares of Designated Preferred Stock shall be 748. (b) Standard Provisions. The Standard Provisions contained in Schedule B attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Designations to the same extent as if such provisions had been set forth in full herein. (c) Definitions. The following terms are used in this Certificate of Designations (including the Standard Provisions in Schedule hereto) as defined below: (i) "Common Stock" means the common stock, par value $0.01 per (ii) "Dividend Payment Date" means February 15, May 151 August 15 and November 15 ofeach year. (iii) "Junior Stock" means the Common Stock, and any other class or series of stock of the Issuer the terms of which expressly provide that it ranks junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution Or winding up of the Issuer. (iv) "Liquidation Amount" means $1,000 per share of Designated Preferred Stock.. (v) "Minimum Amount" means $187,000. 1

DEC-19-2008 14:14 GODFREY & KAH SC 414 273 5198 P.06 NICOLET BANKSHARES, INC. (vi) "Parity Stock" means any class or series of stock of the Issuer (other than Designated Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Issuer (in each case without regard to whether dividends accrue cumulatively or non-cumulatively). Without limiting the foregoing, Parity Stock shall include the Issuer's UST Preferred Stock. (vii) "Signing Date" means Original Issue Date. (viii) "UST Preferred Stock" means the Issuer's Fixed Rate Cumulative Perpetual Preferred Stock, Series A. (d) Certain Voting Matters. Holders of shares of Designated Preferred Stock will be entitled to one vote fot each such share on any matter on which holders of Designated Preferred Stock are entitled to vote, including any action by written consent. [Remainder of Page Intentionally Left Blank] 2

DEC-19-2008 14:14 GODFREY & KAHN SC 414 273 5198 P.07

NICOLET BANKSHARES, INC.

Schedule B

STANDARD PROVISIONS

Section 1. General Matters. Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock. The Designated Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Certificate of Designations. The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Issuer.

Section 2. Standard Definitions. As used herein with respect to Designated Preferred Stock:

(a) "Appropriate Federal Banking Agency" means the "appropriate Federal banking agency" with respect to the Issuer as defined in Section 3 (q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

(b) "Business Combination" means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Issuer's stockholders.

(c) "Business Day" means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

(d) "Bylaws" means the bylaws of the Issuer, as they may be amended from time to time.

(e) "Certificate of Designations" means the Certificate of Designations or comparable instrument relating to the Designated Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.

(f) "Charter" means the Issuer's certificate or articles of incorporation, articles of association, or similar organizational document.

(g) "Dividend Period" has the meaning set forth in Section 3(a).

(h) "Dividend Record Date" has the meaning set forth in Section 3(a).

(i) "Liquidation Preference" has the meaning set forth in Section 4(a).

(j) "Original Issue Date" means the date on which shares of Designated Preferred Stock are first issued.

(k) "Preferred Director" has the meaning set forth in Section 7(b).

(l) "Preferred Stock" means any and all series of preferred stock of the Issuer, including the Designated Preferred Stock.

A-1

DEC-19-2008 14:15 GODFREY &KAHN 5C . 414 273 5198 P.I2IB NICOLET BANKSHARES, INC. {m} "Qualified Equity Offering" means the sale and issuance for cash by the Issuer to persons other than the Issuer or any of its subsidiaries after the Original Issue Date of shares of perpetual Preferred Stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 capital of the Issuer at the time of issuance under the applicable risk-based capital guidelines of the I~"'User's Appropriate Federal Banking Agency (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to November 17,2008). (n) "Standard Provisions” mean these Standard Provisions that from a part of the Certificate of Designations relating to the Designated Preferred Stock. (o) "Successor Preferred Stock" has the meaning set forth in Section 5(a). (p} “Voting Parity Stock" means, with regard to any matter as to which the holders of Designated Preferred Stock are entitled to vote as specified;n Sections 7(a) and 7(b) of these Standard Provisions that form a part of the Certificate of Designations, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter. Section 3. Dividends. (a) ~Holders of Designated Preferred Stock shall be entitled to receive) on each share of Designated Preferred Stock it: as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, cumulative cash dividends with respect to each Dividend Period (as defined below) at a per annum rate of 9.0% on (i) the Liquidation Amount per share of Designated Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior Dividend Period on such share of Designated Preferred Stock, if any. Such dividends shall begin to accrue and be cumulative from the Original Issue Date, shall compound on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable quarterly in arrears on each Dividend Payment Date, commencing with the first such Dividend Payment Date to occur at least 20 calendar days after the Original Date. In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. The period from and including any Dividend Payment Date to) but excluding, the next Dividend Payment Date is a "Dividend Period", provided that the initial Dividend Period Shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date. Dividends that are payable on Designated Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on Designated Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period., shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month. A-2

DEC-19-2008 14:15 GODFREY &KRHN SC . 414 273 5198 P.09 NICOLET BANKSHARES, INC. Dividends that are payable on Designated Preferred Stock on any Dividend Payment Date will be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Issuer on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a ''Dividend Record Date"). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day. Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Designations). (b) Priority of Dividends. So long as any share of Designated Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly) purchased, redeemed or otherwise acquired for consideration by the Issuer of any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment there of has been set aside for the benefit of the holders of shares of Designated Preferred Stock on the applicable record date). The foregoing limitation shall not apply to (i) redemptions, purchases Or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice; (ii) the acquisition by the Issuer or any of iis subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Issuer or any of its subsidiaries), including as trustees or custodians; and (iii) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same Or lesser aggregate liquidation amount) or Junior Stock., in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock. When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon Designated Preferred Stock and any shares of Parity Stock, aH dividends declared on Designated Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (Of, in the case of Parity Stock having dividend A-3

DEC-19-2008 14:16 GODFREY & KR-lN SC 414 273 5198 P.IIO NICOLET BANKSHARES, INC. payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Designated Preferred Stock (including, if applicable as provided in Section 3(a) above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors or a duly authorized committee of the Board of Director determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Issuer will provide written notice to the holders of Designated Preferred Stock prior to such Dividend Payment Date. Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Designated Preferred Stock shall not be entitled to participate in any such dividends. Section 4. Liquidation Rights. (a} Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Issuer, whether voluntary or involuntary, holders of Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock, out of the assets of the Issuer or proceeds thereof(whether capital or surplus) available for distribution to stockholders of the Issuer, subject to the rights of any creditors of the Issuer, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Issuer ranking junior to Designated Preferred Stock as to such distribution payment in fun in an amount equal to the sum of(i) the Liquidation Amount per share and (ii) the amount of any accrued and unpaid dividends (including, if applicable as provided in Section 3{a) above, dividends on such amount), whether or not declared, to the date of payment (such amounts collectively, the "Liquidation Preference''). (b) Partial Payment. If in any distribution described in Section 4(a) above the assets of the Issuer or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Issuer ranking equally with Designated Preferred Stock as to such distribution, holders of Designated Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled. (c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Designated. Preferred Stock and the corresponding amounts payable with respect of any other stock of the Issuer ranking equally with Designated Preferred Stock as to such A-4 A-4

NICOLET BANKSHARES, INC. distribution has been paid in full, the holders of other stock of the Issuer shall be entitled to receive all remaining assets of the Issuer (or proceeds thereof) according to their respective rights and preferences. @ Merger. Consglidalion and Sale of Assets Not Liquidation for purposes of this Section 4, the merger or consolidation of the Issuer with any other cOIporation or other entity including a merger or consolidation in which the holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash; securities or other property) of all or substantially all of the assets of the Issuer, shall not constitute a liquidation, dissolution or winding up of the Issuer. Section 5. Redemption. (a) Optional Redemption. Except as provided below: the Designated Preferred Stock may not be redeemed prior to the later of (i) first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date; and (ii) the date on which all outstanding shares of UST Preferred Stock have been redeemed, repurchased or otherwise acquired by the Issuer. On or after the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Issuer, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem) in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any aeemed and unpaid dividends (including, jf applicable as provided in Section 3(a) above, dividends on such amoWlt) (regardless of whether any dividends are actually declared) to, but excluding.. the date fixed for redemption. Notwithstanding the foregoing, prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Issuer, at its option, subject to the approval of the Appropriate Federal Banking Agency and subject to the requirement that all outstanding shares of UST Preferred Stock shall previously have been redeemed, repurchased or otherwise acquired by the Issuer, may redeem, in whole or in part, at any time and from time to time, the shares of Designated Preferred Stock at the time outstanding) upon notice given as prOVided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends 011 such amoWlt) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption; provided that (x) the Issuer (or any successor by Business Combination) has received aggregate gross proceeds of not less than the Minimun Amount (plus the "Minimum Amount" as defined, in the relevant certificate of designations for each other outstanding series of preferred stock of such successor that was originally issued to the United States Department of the Treasury (the "Successor Preferred Stock") in connection with the Troubled Asset Relief Program Capital Purchase Program) from one or more Qualified EqUity Offerings (including Qualified Equity Offerings of such successor), and (y) the aggregate redemption price of the Designated Preferred Stock (and any Successor Preferred Stock) redeemed pursuant to this paragraph may not exceed the aggregate net cash proceeds received by the Issuer (or any A-5

NICOLET BANKSHARES, [NC. successor by Business Combination) from such Qualified Equity Offerings (including Qualified Equity Offerings of such successor). The redemption price for any shares of Designated Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Issuer or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above. {Ql NQ Sinking Fund. The Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Designated Preferred Stock will have no right to require redemption or repurchase or any shares of Designated Preferred Stock. (c) Notice of Redemption. Notice of every redemption of shares of Designated Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the issuer. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Designated Preferred Stock. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Issuer or any other similar facility, notice of redemption may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares arc to be sWTendered for payment of the redemption price. @ Partial Redemption. In case of any rederitption of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the tenns and conditions upon which shares of Designated Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof. ~ Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Issuer, in trust for the pro rata benefit of the holders of the shares called for redemption, wi~ a bank or trust company doing business in the Borough of Manhattan, The City of New York, and baving a capital and surplus of at least $500 million and A-6 selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and tenninate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent pennitted by law, be released to the Issuer, after which time the holders of the shares so called for redemption shall look only to the Issuer for payment of the redemption price of such shares. (f) Status of Redeemed Shares. Shares of Designated Preferred Stock that are redeemed, repurchased or otherwise acquired by the Issuer shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Designated Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Designated Preferred Stock). Section 6. Conversion. Holders of Designated Preferred Stock shares shall have no right to exchange or convert such shares into any other securities. Section 7. Voting Rights. (a) General. The holders of Designated Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law. (b) Preferred Stock Directors. Whenever, at any time or times, dividends payable on the shares of Designated Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods or more, whether or not consecutive, the authorized number of directors of the Issuer shall automatically be increased by two and the holders of the Designated Preferred Stock shall have the right, with holders of shares of anyone or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (hereinafter the "Preferred Directors" and each a "Preferred Director") to fill such newly created directorships at the Issuer's next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on an outstanding shares of Designated Preferred Stock have been declared and paid in full at which time such right shall tenninate with respect to the Desi~ated Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Issuer to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Issuer may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any tennination of the right of the holders of shares of Designated Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors Shall cease to be A-7 qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the nwnber of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled only by the affirmative vote of the holders a majority of the shares of Designated Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any 'Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred (c) Class Voting Rights as to Particular Matters. So Jong as any shares of Designated Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the vote or consent of the holders of at least 66 2/3% of the shares of Designated Preferred Stock at the time outstanding, voting as a separate class, given ill person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating: ill Authorization of Senior Stock. Any amendment or alteration of the Certificate of Designations for the Designated Preferred Stock or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, OT any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Issuer ranking senior to Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Issuer; (ill Amendment of Designated Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Designations for the Designated Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(c)(iii) below, any amendment, alteration or repeal by means o1'a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Preferred Stock; or (iii) Share Exchanges. Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Designated Preferred Stock, or of a merger or consolidation of the Issuer with another corporation or other entity, unless in each case (x) the shares of Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Issuer is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereoftban the rights, preferences, priVileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such consummation, taken as a whole; A-8 provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Preferred Stock necessary to satisfy preemptive or similar rights granted by the Issuer to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities Convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upollliquidation, dissolution or winding up of the Issuer will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affinnative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock. (d) Changes after Provision for Redemption. No vote or consent of the holders of Designated Preferred Stock shall be required pursuant to Section 7(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Designated Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above. (e) Procedures for V:oting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any roles of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time. Section 8. Record Holders. To the fullest extent permitted by applicable law, the Issuer and the transfer agent for Designated Preferred Stock may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Issuer nor such transfer agent shall be affected by any notice to the contrary. Section 9. Notices. All notices or communications in respect of Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Charter or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book~entry form through The Depository Trust Issuer or any similar facility, such notices may be given to the holders of Designated Preferred Stock in any manner permitted by such facility. Section 10. No Preemptive Rights. No share of Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Issuer, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or sueh warrants, rights or options, may be designated, issued or granted.

Section 11. Replacement Certificates. The Issuer shall replace any mutilated certificate at the holder's expense upon surrender of that certificate to the Issuer. The Issuer shall replace certificates that become destroyed, stolen or lost at the holder's expense upon delivery to the Issuer of reasonably satisfactory eVldence that the cenificatc has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Issuer. Section 12. Other Rights. The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or 'Voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law. A-IO

DEC-19-2008 14:13 GODFREY & KAHN SC 414 273 5198 P.04

(3)

ARTICLES OF AMENDMENT – Stock, For-Profit Corporation

– Designates Fixed Rate Cum. Perp. Pfd. Stock, Series B: 748 Shares

Patrick S. Murphy, Esq.
Godfrey & Kahn, S.C.
780 N. Water Street
Milwaukee, WI 53202

STATE OF WISCONSIN FILED
DEC 22 2008
DEPARTMENT OF FINANCIAL INSTITUTIONS

▲ Your **return address** and **phone number** during the day: ((414) 287-9222

INSTRUCTIONS (Continued)

$40.00
+ 25.00 Exp
KC

A. State the name of the corporation (before any change effected by this amendment) and the text of the amendment(s). The text should recite the resolution adopted (e.g., "Resolved, that Article 1 of the articles of incorporation be amended to read: ...... (enter the amended article). If an amendment provides for an exchange, reclassification or cancellation of issued shares, state the provisions for implementing the amendment if not contained in the amendment itself.

B. Enter the date of adoption of the amendment(s). If there is more than one amendment, identify the date of adoption of each. Mark (X) one of the three choices to indicate the method of adoption of the amendment(s).

By Board of Directors – Refer to sec. 180.1002 for specific information on the character of amendments that may be adopted by the Board of Directors without shareholder action.

By Board of Directors and Shareholders – Amendments proposed by the Board of Directors and adopted by shareholder approval. Voting requirements differ with circumstances and provisions in the articles of incorporation. See sec. 180.1003, Wis. Stats., for specific information.

By Incorporators or Board of Directors – Before issuance of shares – See sec. 180.1005, Wis. Stats., for conditions attached to the adoption of an amendment approved by a vote or consent of less than 2/3rds of the shares subscribed for.

C. Enter the date of execution and the name and title of the person signing the document. The document must be signed by one of the following: An **officer** of the corporation (or incorporator if directors have not been elected), or a court-appointed receiver, trustee or fiduciary. A director is **not** empowered to sign.

If the document is executed in Wisconsin, sec. 182.01(3) provides that it shall not be filed unless the name of the person (individual) who drafted it is printed, typewritten or stamped thereon in a legible manner. If the document is not executed in Wisconsin, enter that remark.

FILING FEE - $40.00. OOS# 20081219172 4245

DFI/CORP/4I(R02/05/04) KC

3 of 3

Sec. ISO. 1006 WIS. Slats. State of Wisconsin DEPARTMENT OF FINANCIAL INSTITUTIONS Division of Corporate Consumer Services ARTICLES OF AMENDMENT - STOCK, FOR-PROFIT CORPORATION A. The present corporate name (prior to any change effected by this amendment) is: Nicolet Bankshares, Inc. (Enter Corporate Name) Text of Amendment (Refer to the existing articles of incorporation and the instructions on the reverse of this form. Determine those items fa be changed and setforth the number identifying the paragraph in the articles of incorporation being changed and how the amended paragraph is to read.) RESOLVED, THAT the articles of incorporation be amended as follows: For the text of the Amendment, see Exhibit A hereto, consisting of 20 pages. FILING FEE - $40.00 See instructions, suggestions and procedures on following pages. DFI/CORP/4(R02/05/04) Use oflhis fonn is voluntary. Ion

August 16, 2011 B. Amendment(s) adopted on _ (Indicate the method of adoption by checking (X) the appropriate choice below.) In accordance with sec. 180.1002, Wis, Stats. (By the Board of Directors) OR OR In accordance with sec. 180.1003, Wis. Stats. (By the Board of Directors and Shareholders) In accordance with sec. 180.1 005, Wis. Stats. (By Incorporators or Board of Directors, before issuance of shares) C. Executed on (Date) (Signature) Title: President Dsecretaty or other officer title, Robert Atwell (Printed name) This document was drafted by Patrick S. Murphy - Godfrey Kahn, S.C. (Name the individual who drafted the document) INSTRUCTIONS (Ref. sec. 180.1006 Wis. Stats. for docwnent content) Submit one original and one exact copy to Dept. of Financial Institutions, POBox 7846, Madison WI, 53707-7846, together with a FILING FEE 0($40.00 payable to the department. Filing fee is non- refundable. (If sent by Express or Priority U.S. mail, address to 345 W. Washington Ave., 3rd Floor, Madison WI, 53703). The original must include an original manual signature, per sec. 180.0120(3Xc), Wis. Stats. NOTICE: This fonn may be used to accomplish a filing required or permitted by statute to be made with the department. Information requested may be used for secondary purposes. If you have any questions, please contact the Division of Corporate Consumer Services at 608-261-7577. Hearing. impaired may call 608-266-881 for TDY, DFl/CORP/41(R02l05/04) 20f3

NICOLET BANCSHARES, INC. EXHIBIT A to Articles of Amendment dated August 29, 2011 AS OF THE DATE OF THESE ARTICLES OF AMENDMENT, THE CORPORATION HAS NOT ISSUED ANY SHARES OF THE NONCUMULATIVE PERPETUAL PREFERRED STOCK, SERIES C. RESOLVED, that the Amended and Restated Articles of Incorporation of the Corporation (hereinafter, the "Issuer"), as amended, are further amended by adding Section (5) (hereinafter, the "Certificate of Designation"), as set forth below to ARTICLE III of the Amended and Restated Articles of Incorporation, as amended. "(5) Designation of Non-Cumulative Perpetual Preferred Stock, Series C (a) Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of preferred stock of the Issuer a series of preferred stock designated as the "Non-Cumulative Perpetual Preferred Stock, Series C" (the "Designated Preferred Stock"). The authorized number of shares of Designated Preferred Stock shall be 24,400. (b) Standard Provisions. The Standard Provisions contained in Schedule A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate Of Designation to the same extent as if such provisions had been set forth in full herein. (c) Definitions. The following tenns are used in this Certificate of Designation (including the Standard Provisions in Schedule A hereto) as defined below: (i) "Common Stock" means the common stock, par value $0.01 per share, of the Issuer. (ii) "Definitive Agreement" means that certain Securities Purchase Agreement by and between Issuer and Treasury, dated as of the Signing Date. (iii) "Junior Stock" means the Common Stock, and any other class or series of stock of the Issuer the terms of which expressly provide that it ranks junior to Designated Preferred Stock as to dividend and redemption rights and/or as to rights on liquidation, dissolution or winding up of the Issuer. (iv) "Liquidation Amount" means $1,000 per share of Designated Preferred Stock. SBlF Participant No. 240

(v) "Minimum Amount" means (x) the amount equal to twenty-five percent (25%) of the aggregate Liquidation Amount of Designated Preferred Stock issued on the Original Issue Date or (y) all of the outstanding Designated Preferred Stock, if the aggregate liquidation preference of the .outstanding Designated Preferred Stock is less than the amount set forth in the preceding clause (x). (vi) "Parity Stock" means any class or series of stock of the Issuer (other than Designated PrefelTed Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Issuer (in each case without regard to whether dividends accrue cumulatively or noncumulatively). Without limiting the foregoing, Parity Stock shall include the Issuer's Fixed Rate Cumulative Perpemal Preferred Stock, Series A and Fixed Rate Cumulative Perpetual Preferred Stock, Series B. (vii) "Signing; Date" means September 1, 2011. (viii) "Treasury" means the United States Department of the Treasury and any successor in interest thereto. (d) Certain Voting Matters. Holders of shares of Designated Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Designated Preferred Stock are entitled to vote, including any action by written consent. [Remainder of Page Intentionally Left Blank] SBlF Participant No. 240 -2-

Schedule A STANDARD PROVISIONS Section 1. General Matters. Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock. The Designated Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that fonn a part of the Certificate of Designation. The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Issuer, as set forth below. Section 2. Standard Definitions. As used herein with respect to Designated Preferred Stock: (a) "Acguiror," in any Holding Company Transaction, means the surviving or resulting entity or its ultimate parent in the case of a merger or consolidation or the transferee in the case of a sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Issuer and its subsidiaries, taken as a whole. (b) "Affiliate" means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") when used with respect to any person, means the possession, directly or indirectly through one or more intennediaries, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise. (c) "Applicable Dividend Rate" has the meaning set forth in Section 3(a). (d) "Appropriate Federal Banking Agency" means the "appropriate Federal banking agency" with respect to the Issuer as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision. (e) "Bank Holding Company" means a company registered as such with the Board of Governors of the Federal Reserve System pursuant to 12 U.S.c. 1842 and the regulations of the Board of Governors of the Federal Reserve System thereunder. (f) "Baseline" means the "Initial Small Business Lending Baseline" set forth on the Initial Supplemental Report (as defined in the Definitive Agreement), subject to adjustment pursuant to Section 3(a). (g) "Business Combination" means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Issuer's stockholders. SBlF Participant No. 240 A-I

08/29/2011 14:40 FAX 414 273 5198 GODFREY & KAHN 008/026

(h) "Business Day" means any day except Saturday, Sunday and any day on which banking institutions in the State of New York or the District of Columbia generally are authorized or required by law or other governmental actions to close.

(i) "Bylaws" means the bylaws of the Issuer, as they may be amended from time to time.

(j) "Call Report" has the meaning set forth in the Definitive Agreement.

(k) "Certificate of Designation" means the Certificate of Designation or comparable instrument relating to the Designated Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.

(l) "Charge-Offs" means the net amount of loans charged off by the Issuer or, if the Issuer is a Bank Holding Company or a Savings and Loan Holding Company, by the IDI Subsidiary(ies) during quarters that begin on or after the Signing Date, determined as follows:

(i) if the Issuer or the applicable IDI Subsidiary is a bank, by subtracting (A) the aggregate dollar amount of recoveries reflected on line RIAD4605 of its Call Reports for such quarters from (B) the aggregate dollar amount of charge-offs reflected on line RIAD4635 of its Call Reports for such quarters (without duplication as a result of such dollar amounts being reported on a year-to-date basis); or

(ii) if the Issuer or the applicable IDI Subsidiary is a thrift, by subtracting (A) the sum of the aggregate dollar amount of recoveries reflected on line VA140 of its Call Reports for such quarters and the aggregate dollar amount of adjustments reflected on line VA150 of its Call Reports for such quarters from (B) the aggregate dollar amount of charge-offs reflected on line VA160 of its Call Reports for such quarters.

(m) "Charter" means the Issuer's certificate or articles of incorporation, articles of association, or similar organizational document.

(n) "CPP Lending Incentive Fee" has the meaning set forth in Section 3(e).

(o) "Current Period" has the meaning set forth in Section 3(a)(i)(2).

(p) "Dividend Payment Date" means January 1, April 1, July 1, and October 1 of each year.

(q) "Dividend Period" means the period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date; *provided, however*, the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date (the "Initial Dividend Period").

(r) "Dividend Record Date" has the meaning set forth in Section 3(b).

SBLF Participant No. 240

A-2

(s) "Dividend Reference Period" has the meaning set forth III Section 3(a)(i)(2). (t) "GAAP" means generally accepted accounting principles in the United States. (u) "Holding Company Preferred Stock" has the meaning set forth in Section 7(c)(v). (v) "Holding Company Transaction" means the occurrence of (a) any transaction (including, without limitation, any acquisition, merger or consolidation) the result of which is that a "person" or "group" within the meaning of Section B(d) of the Securities Exchange Act of 1934, as amended, (i) becomes the direct or indirect ultimate "beneficial owner," as defined in Rule 13d-3 wlder that Act, of common equity of the Issuer representing more than 50% of the voting power of the outstanding Common Stock or (ii) is otherwise required to consolidate the Issuer for purposes of generally accepted accounting principles in the United States, or (b) any consolidation or merger of the Issuer or similar transaction or any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Issuer and its subsidiaries, taken as a whole, to any Person other than one of the Issuer's subsidiaries; provided that, in the case of either clause (a) or (b), the Issuer or the Acquiror is or becomes a Bank Holding Company or Savings and Loan Holding Company. (w) "IDI Subsidiary" means any Issuer Subsidiary that is an insured depository institution. (x) "Increase in QSBL" means: (i) with respect to the first (1st) Dividend Period, the difference obtained by subtracting (A) the Baseline from (B) QSBL set forth in the Initial Supplemental Report (as defined in the Definitive Agreement); and (ii) with respect to each subsequent Dividend Period, the difference obtained by subtracting (A) the Baseline from (B) QSBL for the Dividend Reference Period for the Current Period. (y) "Initial Dividend Period" has the meaning set forth in the definition of "Dividend Period". (z) "Issuer Subsidiary" means any subsidiary of the Issuer. (aa) "Liquidation Preference" has the meaning set forth in Section 4(a). (bb) "Non-Qualifying Portion Percentage" means, with respect to any particular Dividend Period, the percentage obtained by subtracting the Qualifying Portion Percentage from one (1). SBLF Participant No. 240 A-3

(cc) "Original Issue Date" means the date on which shares of Designated Preferred Stock are first issued. (dd) "Percentage Change in OSBL" has the meaning set forth In Section 3(a)(ii). (ee) "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust. (ft) "Preferred Director" has the meaning set forth in Section 7(c). (gg) "Preferred Stock" means any and all series of preferred stock of the Issuer, including the Designated Preferred Stock. (bb) "Previously Acquired Preferred Shares" has the meaning set forth in the Definitive Agreement. (ii) "Private Capital" means, if the Issuer is Matching Private Investment Supported (as defmed in the Definitive Agreement), the equity capital received by the Issuer or the applicable Affiliate of the Issuer from one or more non-governmental investors in accordance with Section 1.3(m) of the Definitive Agreement. (jj) "Publicly-traded" means a company that (i) has a class of securities that is traded on a national securities exchange and (ii) is required to fIle periodic reports with either the Securities and Exchange Commission or its primary federal bank regulator. (kk) "Qualified Small Business Lending" or "QSBL" means, with respect to any particular Dividend Period, the "Quarter-End Adjusted Qualified Small Business Lending" for such Dividend Period set forth in the applicable Supplemental Report. (II) "Qualifying Portion Percentage" means, with respect to any particular Dividend Period, the percentage obtained by dividing (i) the Increase in QSBL for such Dividend Period by (ii) the aggregate Liquidation Amount of then-outstanding Designated Preferred Stock. (mm) "Savings and Loan Holding Company" means a company registered as such with the Office of Thrift Supervision pursuant to 12 U.S.C. 1467a(b) and the regulations of the Office of Thrift Supervision promulgated thereunder. (nn) "Share Dilution Amount" means the increase in the number of diluted shares outstanding (determined in accordance with GAAP applied on a consistent basis, and as measured from the date of the Issuer's most recent consolidated financial statements prior to the Signing Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction. (00) "Signing Date Tiler I Capital Amount" means $51,502,000. . SBLF Participant No. 240 A-4

(pp) "Standard Provisions" mean these Standard Provisions that fonn a part of the Certificate of Designation relating to the Designated Preferred Stock. (qq) "Supplemental Report" means a Supplemental Report delivered by the Issuer to Treasury pursuant to the Definitive Agreement. (rr) "Tier I Dividend Threshold" means, as of any particular date, the result of the following formula: ( ( A + B - C ) * 0.9 ) - D where: A = Signing Date Tier 1 Capital Amount; B = the aggregate Liquidation Amount of the Designated Preferred Stock issued to Treasury; C = the aggregate amount of Charge-Offs since the Signing Date; and D = (i) beginning on the first day of the eleventh (11th) Dividend Period, the amount equal to ten percent (10%) of the aggregate Liquidation Amount of the Designated Preferred Stock issued to Treasury as of the Effective Date (without regard to any redemptions of Designated Preferred Stock that may have occurred thereafter) for everyone percent (I %) of positive Percentage Change in Qualified Small Business Lending between the ninth (9th) Dividend Period and the Baseline; and (ii) zero (0) at all other times. (ss) "Voting Parity Stock" means, with regard to any matter as to which the holders of Designated Preferred Stock are entitled to vote as specified in Section 7(d) of these Standard Provisions that form a part of the Certificate of Designation, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter. Section 3. Dividends. (a) Rate. (i) The "Applicable Dividend Rate" shall be determined as follows: SBLF Participant No. 240 (1) With respect to the Initial Dividend Period, the Applicable Dividend Rate shall be five percent (5%). A-5

(2) With respect to each of the second (2nd) through the tenth (lOth) Dividend Periods, inclusive (in each case, the "Current Period"), the Applicable Dividend Rate shall be: (A) (x) the applicable rate set forth in column "A" of the table in Section 3(a)(iii), based on the Percentage Change in QSBL between the Dividend Period that was two Dividend Periods prior to the Current Period (the "Dividend Reference Period") and the Baseline, multiplied by (y) the Qualifying Portion Percentage; plus (B) (x) five percent (5%) multiplied by (y) the Non- Qualifying Portion Percentage. In each such case, the Applicable Dividend Rate shall be detennined at the time the Issuer delivers a complete and accurate Supplemental Report to Treasury with respect to the Dividend Reference Period. (3) With respect to the eleventh (11 th) through the eighteenth (18th) Dividend Periods, inclusive, and that portion of the riineteenth (19th) Dividend Period prior to, but not including, the four and one half (4Y2) year anniversary of the Original Issue Date, the Applicable Dividend Rate shall be: (A) (x) the applicable rate set forth in column "B" of the table in Section 3(a)(iii), based on the Percentage Change in QSBL between the ninth (9th) Dividend Period and the Baseline, multiplied by (y) the Qualifying Portion Percentage, calculated as of the last day of the ninth (9th) Dividend Period; plus (B) (x) five percent (5%) multiplied by (y) the Non- Qualifying Portion Percentage, calculated as of the last day of the ninth (9th) Dividend Period. In such case, the Applicable Dividend Rate shall be determined at the time the Issuer delivers a complete and accurate Supplemental Report to Treasury with respect to the ninth (9th) Dividend Period. SBLF Participant No. 240 (4) (5) With respect to (A) that portion of the nineteenth (l9th) Dividend Period beginning on the four and one half (4Y2) year anniversary of the Original Issue Date and (B) all Dividend Periods thereafter, the Applicable Dividend Rate shall be nine percent (9%). Notwithstanding anything herein to the contrary, if the Issuer fails to submit a Supplemental Report that is due during any of the second (2nd) through tenth (lOth) A-6

Dividend Periods on or before the sixtieth (60th) day of such Dividend Period, the Issuer's QSBL for the Dividend Period that would have bee~ covered by such Supplemental Report shall be zero (0) for purposes hereof (6) Notwithstanding anything herein to the contrary, but subject to Section 3(a)(i)(5) above, if the Issuer fails to submit the Supplemental Report that is due during the tenth (lOth) Dividend Period, the Issuer's QSBL for the shall be zero (0) for purposes of calculating the Applicable Dividend Rate pursuant to Section 3(a)(i)(3) and (4). The Applicable Dividend Rate shall be re-determined effective as of the first day of the calendar quarter following the date such failure is remedied, provided it is remedied prior to the four and one half (412) anniversary of the Original Issue Date. (7) Notwithstanding anything herein to the contrary, if the Issuer fails to submit any of the certificates required by Sections 3.1 (d)(ii) or 3.1(d)(iii) of the Definitive Agreement when and as required thereby, the Issuer's QSBL for the shall be zero (0) for purposes of calculating 1he Applicable Dividend Rate pursuant to Section 3(a)(i)(2) or (3) above until such failure is remedied. (ii) The "Percentage Change in Qualified Lending" between any given Dividend Period and the Baseline shall be the result of the following formula, expressed as a percentage: ( ( QSBL for the Dividend Period - Baseline) Baseline ) x 100 (iii) The following table shall be used for determining the Applicable Dividend Rate: The Applicable Dividend Rate shall be: Column i~" Column "B" If the Percentage Change in (each of the (11 th - 18th, and Qualified Lending is: 2nd -10th the first part of the Dividend Periods) 19th, Dividend Periods) 0% or less 5% 7% More than 0%, but less than 2.5% 5% 5% 2.5% or more, but less than 5% 4% 4% 5% or more, but less than 7.5% 3% 3% SBLF Participant No_ 240 A-7

7.5% or more, but less than 10% 10% or more 2% 1% 2% 1% (iv) If the Issuer consummates a Business Combination, a purchase of loans or a purchase of participations in loans and the Designated Preferred Stock remains outstanding thereafter, then the Baseline shall thereafter be the "Quarter-End Adjusted Small Business Lending Baseline" set forth on the Quarterly Supplemental Report (as defined in the Definitive Agreement). (b) Payment. Holders of Designated Preferred Stock shall be entitled to receive, on each share of Designated Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, non-cumulative cash dividends with respect to: (i) each Dividend Period (other than the Initial Dividend Period) at a rate equal to one-fourth (~) of the Applicable Dividend Rate with respect to each Dividend Period on the Liquidation Amount per share of Designated Preferred Stock, and no more, payable quarterly in arrears on each Dividend Payment Date; and (ii) the Initial Dividend Period, on the first such Dividend Payment Date to occur at least twenty (20) calendar days after the Original Issue Date, an amount equal to (A) the Applicable Dividend Rate with respect to the Initial Dividend Period multiplied by (B) the number of days from the Original Issue Date to the last day of the Initial Dividend Period (inclusive) divided by 360. In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. For avoidance of doubt, "payable quarterly in arrears" means that, with respect to any particular Dividend Period, dividends begin accruing on the first day of such Dividend Period and are payable on the first day of the next Dividend Period. The amount of dividends payable on Designated Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of four 90-day quarters, and actual days elapsed over a 90-day quarter. Dividends that are' payable on Designated Preferred Stock on any Dividend Payment Date will be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Issuer on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a "Dividend Record Date"). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day. SBLF Participant No. 240 A-8

Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Designation). (c) Non-Cumulative. Dividends on shares of Designated Preferred Stock shall be non-cumulative. If the Board of Directors or any duly authorized committee of the Board of Directors does not declare a dividend on the Designated Preferred Stock in respect of any Dividend Period: (i) the holders of Designated Preferred Stock shall have no right to receive any dividend for such Dividend Period, and the Issuer shall have no obligation to pay a dividend for such Dividend Period, whether or not dividends are declared for any subsequent Dividend Period with respect to the Designated Preferred Stock; and (ii) the Issuer shall, within five (5) calendar days, deliver to the holders of the Designated Preferred Stock a written notice executed by the Chief Executive Officer and the Chief Financial Officer of the Issuer stating the Board of Directors' rationale for not declaring dividends. (d) Priority of Dividends; Restrictions on Dividends. (i) Subject 'to Sections 3(d)(ii), (iii) and (v) and any restTIctlons imposed by the Appropriate Federal Banking Agency or, if applicable, the Issuer's state bank supervisor (as defined in Section 3(r) of the Federal Deposit Insurance Act (12 U.S.c. 1813(q), so long as any share of Designated Preferred Stock remains outstanding, the Issuer may declare and pay dividends on the Common Stock, any other shares of Junior Stock, or Parity Stock, in each case only if (A) after giving effect to such dividend the Issuer's Tier 1 capital would be at least equal to the Tier 1 Dividend Threshold, and (B) full dividends on all outstanding shares of Designated Preferred Stock for the most recently completed Dividend Period have been or are contemporaneously declared and paid. (ii) If a dividend is not declared and paid in full on the Designated Preferred Stock in respect of any Dividend Period, then from the last day of such Dividend Period until the last day of the third (3rd) Dividend Period immediately following it, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock; provided, however, that in any such Dividend Period in which a dividend is declared and paid on the Designated Preferred Stock, dividends may be paid on Parity Stock to the extent necessary to avoid any material breach of a covenant by which the Issuer is bound. (iii) When dJividends have not been declared and paid in full for an aggregate of four (4) Dividend Periods or more, and during such time the Issuer was not subject to a regulatory detennination that prohibits the declaration and payment of dividends, the Issuer shall, within five (5) calendar days of each missed payment, deliver SBlF Participant No. 240 A-9 to the holders of the Designated Preferred Stock a certificate executed by at least a majority of the Board of Directors stating that the Board of Directors used its best efforts to declare and pay such dividends in a manner consistent with (A) safe and sound banking practices and (B) the directors' fiduciary obligations. (iv) Subject to the foregoing and Section 3(e) below and not otherwise, such dividends (payable in cash, securities or other property) as may be detennined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Designated Preferred Stock shall not be entitled to participate in any such dividends. (v) If the Issuer is not Publicly-Traded, then after the tenth (10th) anniversary of the Signing Date, so long as any share of Designated Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock. (e) Special Lending Incentive Fee Related to CPP. If Treasury held Previously Acquired Preferred Shares immediately prior to the Original Issue Date and the Issuer did not apply to Treasury to redeem such Previously Acquired Preferred Shares prior to December 16, 2010, and if the Issuer's Supplemental Report with respect to the ninth (9th) Dividend Period reflects an amount of Qualified Small Business Lending that is less than or equal to the Baseline (or if the Issuer fails to timely file a Supplemental Report with respect to the ninth (9th) Dividend Period), then beginning on January 1, 2014 and on all Dividend Payment Dates thereafter ending on April 1, 2016, the Issuer shall pay to the Holders of Designated Preferred Stock, on each share of Designated Preferred Stock, but only out of assets legally available therefor, a fee equal to 0.5% of the Liquidation Amount per share of Designated Preferred Stock ("CPP Lending Incentive Fee"). All references in Section 3(d) to "dividends" on the Designated Preferred Stock shall be deemed to include the CPP Lending Incentive Fee. Section 4. Liquidation Rights. (a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Issuer, whether voluntary or involuntary, holders of Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock, out of the assets of the Issuer or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Issuer, subject to the rights of any creditors of the Issuer, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Issuer ranking junior to Designated Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any accrued and unpaid dividends on each such share (such amounts collectively, the "Liquidation Preference"). (b) Partial Payment. If in any distribution described in Section 4(a) above the assets of the Issuer or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts SBLF Participant No. 240 A-I0 payable with respect of any other stock of the Issuer ranking equally with Designated Preferred Stock as to such distribution, holders of Designated Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled. (c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Issuer ranking equally with Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Issuer shall be entitled to receive all remaining assets of the Issuer (or proceeds thereof) according to their respective rights and preferences. (d) Merger, Consolidation and Sale of Assets Is Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Issuer with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Issuer, shall not constitute a liquidation, dissolution or winding up of the Issuer. Section 5. Redemption. (a) Optional Redemption. (i) Subject to the other provisions of this Section 5: (1) The Issuer, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Designated Preferred Stock at the time outstanding; and (2) If, after the Signing Date, there is a change in law that modifies the tenus of Treasury's investment in the Designated Preferred Stock or the tenus of Treasury's Small Business Lending Fund program in a materially adverse respect for the Issuer, the Issuer may, after consultation with the Appropriate Federal Banking Agency, redeem all of the shares of Designated Preferred Stock at the time outstanding. (ii) The per-share redemption price for shares of Designated Preferred Stock shall be equal to the sum of: SBLF Participant No. 240 (1) (2) the Liquidation Amount per share, the per-share amount of any unpaid dividends for the then current Dividend Period at the Applicable Dividend Rate to, but excluding, the date fixed for redemption (regardless A-II of whether any dividends are actually declared for that Dividend Period; and (3) the pro rata amount of CPP Lending Incentive Fees for the current Dividend Period. The redemption price for any shares of Designated Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Issuer or its agent. Any declared but unpaid dividends for the then current Dividend Period payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above, (b) No Sinking Fund. The Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Designated Preferred Stock will have no right to require redemption or repurchase of any shares of Designated Prefen'ed Stock. (c) Notice of Redemption. Notice of every redemption of shares of Designated Preferred Stock shall be wiven by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Issuer. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Designated Preferred Stock. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility, Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price. (d) Partial Redemption. In case of any redemption of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable, but in any event the shares to be redeemed shall not be less than the Minimum Amount. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be redeemed from time to time, subject to the approval of the Appropriate Federal Banking Agency. If fewer than all the SBlF Participant No. 240 A-12 shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof. (e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Issuer, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Issuer, after which time the holders of the shares so called for redemption shall look only to the Issuer for payment of the redemption price of such shares. (f) Status of Redeemed Shares. Shares of Designated Preferred Stock that are redeemed, repurchased or otherwise acquired by the Issuer shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Designated Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Designated Preferred Stock). Section 6. Conversion. Holders of Designated Preferred Stock shares shall have no right to exchange or convert such shares into any other securities. Section 7. Voting Rights. (a) General. The holders of Designated Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law. (b) Board Observation Rights. Whenever, at any time or times, dividends on the shares of Designated Preferred Stock have not been declared and paid in full within five (5) Business Days after each Dividend Payment Date for an aggregate of five (5) Dividend Periods or more, whether or not consecutive, the Issuer shall invite a representative selected by the holders of a majority of the outstanding shares of Designated Preferred Stock, voting as a single class, to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors in connection with such meetings; provided, that the holders of the Designated Preferred Stock shall not be obligated to select such a representative, nor shall such representative, if selected, be obligated to attend any meeting to which he/she is invited. The rights of the holders of the Designated Preferred Stock set forth in this Section 7(b) shall terminate when full dividends have been timely paid on the Designated Preferred Stock for at least four consecutive Dividend Periods, subject to revesting in the event of each and every subsequent default of the character above mentioned. SBLF Participant No. 240 A-13

(c) Preferred Stock Directors. Whenever, at any time or times, (i) dividends on the shares of Designated Preferred Stock have not been declared and paid in full within five (5) Business Days after each Dividend Payment Date for an aggregate of six (6) Dividend Periods or more, whether or not consecutive, and (ii) the aggregate liquidation preference of the then-outstanding shares of Designated Preferred Stock is greater than or equal to $25,000,000, the authorized number of directors of the Issuer shall automatically be increased by two and the holders of the Designated Preferred Stock, voting as a single class, shall have the right, but not the obligation, to elect two directors (hereinafter the "Preferred Directors" and each a "Preferred Director") to fill such newly created directorships at the Issuer's next annual meeting of stockholders (or, if the next annual meeting is not yet scheduled or is scheduled to occur more than thirty days later, the President of the Company shall promptly call a special meeting for that purpose) and at each subsequent annual meeting of stockholders until full dividends have been timely paid on the Designated Preferred Stock for at least four consecutive Dividend Periods, at which time such right shall terminate with respect to the Designated Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Issuer to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Issuer may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of shares of Designated Preferred Stock to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders a majority of the shares of Designated Preferred Stock at the time outstanding voting separately as a class. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the holders of a majority of the outstanding shares of Designated Preferred Stock, voting as a single class, may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. (d) Class Voting Rights as to Particular Matters. So long as any shares of Designated Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the written consent of (x) Treasury if Treasury holds any shares of Designated Preferred Stock, or (y) the holders of a majority of the outstanding shares of Designated Preferred Stock, voting as a single class, if Treasury does not hold any shares of Designated Preferred Stock, shall be necessary for effecting or validating: (i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Designation for the Designated Preferred Stock or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Issuer ranking senior to Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Issuer; SBLF Participant No. 240 A-14

(ii) Amendment of Designated Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Designation for the Designated Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(d)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise~ so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Preferred Stock; (iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Subject to Section 7(d)(v) below, any consummation of a binding share exchange or reclassification involving the Designated Preferred Stock, or of a merger or consolidation of the Issuer with another corporation or other entity, unless in each case (x) the shares of Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Issuer is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and· restrictions thereof that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock ilIunediately prior to such consummation, taken as a whole; provided, that in all cases, the obligations of the Issuer are assumed (by operation of law or by express written assumption) by the resulting entity or its ultimate parent; (iv) Certain Asset Sales. Any sale of all, substantially all, or any material portion of, the assets df the Company, if the Designated Preferred Stock will not be redeemed in full contemporaneously with the consummation of such sale; and (v) Holding Company Transactions. Any consummation of a Holding Company Transaction, unless as a result of the Holding Company Transaction each share of Designated Preferred Stock Shall be converted into or exchanged for one share with an equal liquidation preference of preference securities of the Issuer or the Acquiror (the "Holding Company Preferred Stock"). Any such Holding Company Preferred Stock shall entitle holders thereof to dividends from the date of issuance of such Holding Company Preferred Stock on terms that are equivalent to the terms set forth herein, and shall have such other rights, preferences, privileges and voting powers, and limitations and restrictions thereof that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such conversion or exchange, taken as a whole; provided, however, that for all purposes of this Section 7(d), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Preferred Stock necessary to satisfy preemptive or similar rights granted by the Issuer to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Issuer will not be SBLF Participant No. 240 A-iS deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock. (e) Changes after Provision for Redemption. No vote or consent of the holders of Designated Preferred Stock shall be required pursuant to Section 7(d) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Designated Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above. (f) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time. Section 8. Restriction on Redemptions and Repurchases. (a) Subject to Sections 8(b) and (c), so long as any share of Designated Preferred Stock remains outstanding, the Issuer may repurchase or redeem any shares of Capital Stock (as defined below), in each case only if (i) after giving effect to such dividend, repurchase or redemption, the Issuer's Tier 1 capital would be at least equal to the Tier 1 Dividend Threshold and (ii) dividends on all outstanding shares of Designated Preferred Stock for the most recently completed Dividend Period have been or are contemporaneously declared and paid (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Designated Preferred Stock on the applicable record date). (b) If a dividend is lIlot declared and paid on the Designated Preferred Stock in respect of any Dividend Period, then from the last day of such Dividend Period until the last day of the third (3rd) Dividend Period immediately following it, neither the Issuer nor any Issuer Subsidiary shall, redeem, purchase or'acquire any shares of Conunon Stock, Junior Stock, Parity Stock or other capital stock or other equity securities of any kind of the Issuer or any Issuer Subsidiary, or any trust preferred securities issued by the Issuer or any Affiliate of the Issuer ("Capital Stock"), (other than (i) redemptions, purchases, repurchases or other acquisitions of the Designated Preferred Stock and (ii) repurchases of Junior Stock or Common Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset any Share Dilution Amount pursuant to a publicly announced repurchase plan) and consistent with past practice; provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount, (iii) the acquisition by the Issuer or any of the Issuer Subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Issuer or any other Issuer Subsidiary), including as trustees or custodians, (iv) the exchange or conversion of Junior Stock SBLF Participant No. 240 A-16 for or into other Junior Stock or of Parity Stock or trust preferred securities for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case set forth in this clause (iv), solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock, (v) redemptions of securities held by the Issuer or any wholly-owned Issuer Subsidiary or (vi) redemptions, purchases or other acquisitions of capital stock or other equity securities of any kind of any Issuer Subsidiary required pursuant to binding contractual agreements entered into prior to (x) if Treasury held Previously Acquired Preferred Shares immediately prior to the Original Issue Date, the original issue date of such Previously Acquired Preferred Shares, or (y) otherwise, the Signing Date). (c) If the Issuer is not Public1y-Traded, then after the tenth (lOth) anniversary of the Signing Date, so long as any share of Designated Preferred Stock remains outstanding, no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Issuer or any of its subsidiaries. Section 9. No Preemptive Rights. No share of Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Issuer, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted. Section 10. References to Line Items of Supplemental Reports. If Treasury modifies the form of Supplemental Report, pursuant to its rights under the Definitive Agreement, and any such modification includes a change to the caption or number of any line item on the Supplemental Report, then any reference herein to such line item shall thereafter be a reference to such re-captioned or re-numbered line item. Section 11. Record Holders. To the fullest extent permitted by applicable law, the Issuer and the transfer agent for Designated Preferred Stock may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Issuer nor such transfer agent shall be affected by any notice to the contrary. Section 12. Notices. All notices or communications in respect of Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designation, in the Charter or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the holders of Designated Preferred Stock in any manner permitted by such facility. Section 13. Replacement Certificates. The Issuer shall replace any mutilated certificate at the holder's expense upon surrender of that certificate to the Issuer. The Issuer shall replace certificates that become destroyed, stolen or lost at the holder's expense upon delivery to the Issuer of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Issuer. SBLF Participant No. 240 A-I?

Section 14. Other Rights. The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law. SBlF Participant No 240 A-18

ARTICLES OF AMENDMENT - Stock, For-Profit Corporation Godfrey Kayn, S.C. 780 N. Water Street Milwaukee, Wisconsin 53202 INSTRUCTIONS (Continued) A. State the name of the corporation (before any change effected by this amendment) and the text of the amendment(s). The text should recite the resolution adopted (e.g., "Resolved, that Article I of the articles of incorporation be amended 10 read: (enter the amended article). If an amendment provides for an exchange, reclassification or cancellation of issued shares, state the provisions for implementing the amendment if not contained in the amendment itself. B. Enter the date of adoption of the amendment(s). If there is more than one amendment, identifY the date of adoption of each. Mark (X) one of the three choices to indicate the method of adoption of the amendment(s). By Board of Directors - Refer to sec. 180.1 002 for specific infoIDlation on the character of amendments that may be adopted by the Board of Directors without shareholder action. By Board of Directors and Shareholders - Amendments proposed by the Board of Directors and adopted by shareholder approval. Voting requirements differ with circumstances and provisions in the articles of incolporation. See sec. 180.1003, Wis. Slats., for specific infonnation. By Incorporators or Board of Directors - Before issuance of shares - See sec. 180.1005, Wis. Stats. for conditions attached to the adoption of an amendment approved by a vote or consent of Jess than 2/3rds of the shares subscribed for. C. Enter the date of execution and the name and ti tie of the person signing the document. The document must be signed by one of the following: An officer of the corporation (or incorporator if directors have not been elected), or a court-appointed receiver. trustee or fiduciary. A director is not empowered to sign. If the document is executed in Wisconsin, sec. 182.01(3) provides that it shall not be filed unless the name of the person (individual) who drafted it is printed, typewritten or stamped thereon in a legible manner. If the document is not executed in Wisconsin, enter that remark. FILING FEE - $40.00. DFTlCORP/4J(R02/0S/04) 30f3

Articles of Amendment Chapt34 180 Changes Authorized Shares to: 30,000,000 c/s $0.1PV 10,000,000 p/s/ $0.1PV 14,964 Fixed Rate Cumulative Perpetual P/S. Series 748 Fixed Rate Cuulative Perpetual P/S. Series B 24,400 Non-Cumulative Perpetual P/S. Series C 9,959,888 P/S undesignated Shirley Huntemann Godfrey Kahn SC 780 N Water St Milwaukee WI 53202-9740 OOS#2011 0829 2708922 $40.00 25.00 Exp